FOR IMMEDIATE RELEASE                FOR FURTHER INFORMATION CONTACT:
January 22, 2007                     Vito S. Pantilione, President and CEO
                                     Robert A. Kuehl, Senior Vice President, CFO
                                     (856) 256-2500

                  PARKE BANCORP, INC. ANNOUNCES RECORD EARNINGS

       Washington Township, New Jersey--January 22, 2007- Parke Bancorp, Inc. (Nasdaq: "PKBK"), announced today record earnings of $1.2 million for the fourth quarter of 2006 and $4.6 million for the full year ended December 31, 2006, which represented increases of $241 thousand (24.9%) and $1.1 million (32.3%), respectively from the comparable periods of 2005. The 2006 results equated to earnings per share on a fully diluted basis of $0.37 and $1.40 for the fourth quarter and full year, respectively, as compared to earnings per share of $0.30 and $1.10 for comparable periods of 2005. Return on average assets and return on average equity amounted to 1.41% and 15.68%, respectively, for the full year ended December 31, 2006.

       Total assets of $359.7 million at December 31, 2006, increased $61.8 million, or 20.8%, from $297.8 million at December 31, 2005. The increase was driven primarily by continued strong loan growth as total loans amounted to $310.6 million at December 31, 2006, as compared to total loans of $259.0 million at December 31, 2005, reflecting loan growth of $51.5 million, or 19.9%. Investment securities grew by $4.0 million, or 16.5%, from $24.4 million at December 31, 2005, to $28.5 million at December 31, 2006. The allowance for loan losses was $4.5 million and amounted to 1.45% of total loans at December 31, 2006.

       Total deposits of $289.9 million at December 31, 2006, increased $57.9 million, or 24.9%, from $232.1 million at December 31, 2005. Borrowings amounted to $34.9 million at December 31, 2006, and declined slightly from the level at December 31, 2005. Total capital at December 31, 2006, of $30.7 million, which was reduced by $563 thousand due to the December 2006 special cash dividend payment, reflected an increase of $3.5 million, or 12.9%, as compared to $27.2 million at December 31, 2005.

       Net interest income of $13.5 million for the year ended December 31, 2006, was $2.8 million, or 26.3%, above the prior years' level primarily due to the increased growth in the commercial loan portfolio. Interest income, which amounted to $25.5 million, increased by $8.1 million, or 47.0%, due to an increase in average interest-earning assets of $71.5 million year-over-year coupled with an increase in the level of market interest rates during 2006.

       Interest expense amounted to $12.0 million and increased $5.3 million, or 79.9%, resulting from increased average interest-bearing liabilities of $64.0 million year-over-year coupled with an increase in the interest rates paid for both deposits and borrowed funds and a greater concentration of higher cost time deposits within the retail deposit base. The net interest margin of 4.25% for the full year 2006 declined by 9 basis points from the level of 4.34% in 2005 due primarily to a greater reliance on higher cost time deposits to fund the loan growth in 2006.

       Noninterest expense amounted to $5.8 million for the full year 2006, which represented an increase of $1.3 million, or 28.2%, above the level of 2005. This increase was mainly attributable to the additional staffing costs and associated expenses for the new retail branch facility in Philadelphia and the new loan production office in Millville, New Jersey.

       Vito S.Pantilione, President and Chief Executive Officer stated, "I am extremely pleased with the Company's record earnings for 2006 and in particular the significant growth in earnings above last year. We were able to accomplish this despite the ongoing margin compression experienced by the banking industry and the softening of the real estate market. In addition to our continued strong loan growth and emphasis on expense management, we established a retail banking presence this past summer within the attractive Philadelphia market, opened a new loan production office in Millville, New Jersey and paid out our first cash dividend in December."

       Parke Bancorp, Inc. was incorporated in January 2005 while Parke Bank commenced operations in January 1999. Parke Bancorp maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey. It conducts its business through branch locations in Northfield, New Jersey, two branch offices in Washington Township, New Jersey and its newest branch facility in Philadelphia on 1610 Spruce Street. In addition, Parke Bank opened a new loan production office in Millville, New Jersey in 2006. Parke Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small to mid-sized businesses primarily in Gloucester, Atlantic and Cape May counties in New Jersey and the Philadelphia area in Pennsylvania. Parke Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). Parke Bancorp's common stock is traded on the Nasdaq Capital Market under the symbol "PKBK."


       This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Parke Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SELECTED FINANCIAL CONDITION DATA

-------------------------------------------------------------------------------------------------------------
                                                                 December 31,        December 31,  Change
-------------------------------------------------------------------------------------------------------------
                                                                    2006                 2005         %
-------------------------------------------------------------------------------------------------------------
                                                                (in thousands)     (in thousands)
-------------------------------------------------------------------------------------------------------------
Total assets                                                      $359,659            $297,810     20.8%
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                          $11,261              $4,380      157%
-------------------------------------------------------------------------------------------------------------
Investment securities                                              $28,454             $24,429     16.5%
-------------------------------------------------------------------------------------------------------------
Loans receivable, net                                             $306,044            $255,461     19.8%
-------------------------------------------------------------------------------------------------------------
Deposits                                                          $289,929            $232,056     24.9%
-------------------------------------------------------------------------------------------------------------
Other borrowings                                                   $34,851             $35,967     (3.1%)
-------------------------------------------------------------------------------------------------------------
Stockholders' equity                                               $30,709             $27,193     12.9%
-------------------------------------------------------------------------------------------------------------

SELECTED FINANCIAL RATIOS

-------------------------------------------------------------------------------------------------------------
                                              4th Quarter       4th Quarter        Full Year   Full Year
-------------------------------------------------------------------------------------------------------------
                                                 2006              2005              2006        2005
-------------------------------------------------------------------------------------------------------------
Return on average assets                         1.36%             1.35%             1.41%       1.35%
-------------------------------------------------------------------------------------------------------------
Return on average equity                        15.63%            14.39%            15.68%      13.91%
-------------------------------------------------------------------------------------------------------------
Interest rate spread                             3.79%             3.90%             3.99%       3.94%
-------------------------------------------------------------------------------------------------------------
Net interest rate margin                         4.04%             4.37%             4.25%       4.34%
-------------------------------------------------------------------------------------------------------------
Efficiency ratio                                 45.2%             37.4%             40.7%       39.3%
-------------------------------------------------------------------------------------------------------------


SELECTED OPERATIONS DATA

-------------------------------------------------------------------------------------------------------------
                                              4th Quarter        4th Quarter       Full Year       Full Year
-------------------------------------------------------------------------------------------------------------
$ in thousands                                    2006              2005              2006             2005
-------------------------------------------------------------------------------------------------------------
Interest and dividend income                     $6,995            $5,098           $25,475          $17,336
-------------------------------------------------------------------------------------------------------------
Interest expense                                  3,542             2,093            12,023            6,684
-------------------------------------------------------------------------------------------------------------
   Net interest income                            3,453             3,006            13,453           10,652
-------------------------------------------------------------------------------------------------------------
Provision for loan losses                           166               374               940            1,180
-------------------------------------------------------------------------------------------------------------
Net interest income after
-------------------------------------------------------------------------------------------------------------
   provision for loan losses                      3,287             2,632            12,513            9,472
-------------------------------------------------------------------------------------------------------------
Non-interest income                                 244               187               857              896
-------------------------------------------------------------------------------------------------------------
Non-interest expense                              1,672             1,194             5,827            4,544
-------------------------------------------------------------------------------------------------------------
Income before income taxes                        1,860             1,625             7,543            5,824
-------------------------------------------------------------------------------------------------------------
Provision for income taxes                          649               656             2,919            2,330
-------------------------------------------------------------------------------------------------------------
Net income                                       $1,210              $969            $4,624           $3,494
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Basic income per share                            $0.43             $0.35             $1.64            $1.30
-------------------------------------------------------------------------------------------------------------
Diluted income per share                          $0.37             $0.30             $1.40            $1.10
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Weighted shares - basic                       2,810,099         2,742,695         2,813,464        2,697,514
-------------------------------------------------------------------------------------------------------------
Weighted shares - diluted                     3,254,647         3,220,508         3,304,612        3,173,107
-------------------------------------------------------------------------------------------------------------

ASSET QUALITY DATA

-------------------------------------------------------------------------------------------------------------
                                                                 December 31,         December 31,
-------------------------------------------------------------------------------------------------------------
                                                                     2006                 2005
-------------------------------------------------------------------------------------------------------------
                                                                (in thousands)       (in thousands)
-------------------------------------------------------------------------------------------------------------
Allowance for loan losses                                           $4,511               $3,574
-------------------------------------------------------------------------------------------------------------
Percentage of allowance for
-------------------------------------------------------------------------------------------------------------
   loan losses of total loans                                        1.45%                1.38%
-------------------------------------------------------------------------------------------------------------
Non-accrual loans                                                     $788               $1,935
-------------------------------------------------------------------------------------------------------------
Repossessed assets                                                  $1,710                 $485
-------------------------------------------------------------------------------------------------------------